Exhibit 99.1

FOR IMMEDIATE RELEASE

NovaDel Pharma Inc. Sets Annual Stockholders' Meeting Date and Announces Deadline for Submitting Stockholder Proposals

Flemington, NJ, November 7, 2005 - NovaDel Pharma Inc. (AMEX: NVD) announces that the Board of Directors of NovaDel Pharma Inc. ("NovaDel") has set January 17, 2006 as the date for NovaDel's next annual stockholders' meeting. The directors have also set December 7, 2005 as the record date for determination of stockholders entitled to vote at the annual meeting.

The annual meeting will convene on January 17, 2006 at 10:00 a.m. Eastern Standard Time at the headquarters of NovaDel Pharma Inc., located at 25 Minneakoning Road, Flemington, New Jersey 08822. Proxy materials and NovaDel's 2005 Annual Report on Form 10-KSB will be mailed to stockholders by NovaDel's transfer agent in accordance with NovaDel's By-Laws and American Stock Exchange requirements.

To be considered for inclusion in the proxy statement, stockholder proposals were to have been submitted in writing to the Corporate Secretary at NovaDel Pharma Inc. headquarters by October 10, 2005. If a stockholder notifies NovaDel after November 28, 2005 of an intent to present a proposal at NovaDel's 2006 Annual Meeting of Stockholders (and for any reason the proposal is voted upon at such annual meeting), NovaDel's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy material. Proposals should be directed to the attention of the Corporate Secretary, NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822.

NovaDel's earnings releases and other financial disclosures are available on the Investor Relations page of our Web site at www.novadel.com.

About NovaDel Pharma Inc.

NovaDel Pharma Inc. is a specialty pharmaceutical company engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. The Company's proprietary oral spray technology delivery system offers the patient the potential for (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies. To find out more about NovaDel Pharma Inc. (AMEX: NVD), visit our website at www.novadel.com.

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Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for lingual spray products. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For further information
NovaDel Pharma Inc.	Investor Contact:
Michael Spicer	Michael Crawford
Chief Financial Officer	Media Contact:
(908) 782-3431 ext. 2550	Janet Vasquez / Lynn Granito
The Investor Relations Group
(212) 825-3210